EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-39072, 333-54017, 333-33555 and 333-29725 of CommScope, Inc. on Form
S-8 of our report dated May 25, 2001, appearing in this Annual Report on Form 11-K of CommScope, Inc. of North Carolina Employees Retirement Savings Plan (Formerely CommScope, Inc. of North Carolina Employees Profit Sharing and Savings Plan) for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP

Hickory, North Carolina
June 25, 2001